Exhibit 107
Calculation of Filing Fee Tables
S-3
MP Materials Corp.
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(r)				0.0001531

Fees to be Paid	2	Equity	Preferred Stock, par value $0.0001 per share	457(r)				0.0001531

Fees to be Paid	3	Equity	Depositary shares	457(r)				0.0001531

Fees to be Paid	4	Debt	Debt Securities	457(r)				0.0001531

Fees to be Paid	5	Other	Warrants	457(r)				0.0001531

Fees to be Paid	6	Other	Units	457(r)				0.0001531

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

			Total Offering Amounts:				$ 0.00		$ 0.00

			Total Fees Previously Paid:						$ 0.00

			Total Fee Offsets:						$ 0.00

			Net Fee Due:						$ 0.00

Offering Note

1
The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended
, to defer payment of all of the registration fees. In connection with the securities offered hereby, the Registrant will pay
“pay-as-you-go
registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

An indeterminate aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, is being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

2	See Offering Note 1.

3	See Offering Note 1.

4	See Offering Note 1.

5	See Offering Note 1.

6	See Offering Note 1.